ConAgra Foods

Q3FY04 Question & Answer
March 25, 2004


1. What were Packaged Foods sales and volume changes for the quarter, excluding the impact of divestitures in prior year amounts?

     As reported, Packaged Foods sales of $3 billion in the third quarter of fiscal 2004 were essentially equal to last year. On a comparable basis, Packaged Foods sales increased 4% over last year, adjusting for $155 million of sales in last year's amounts related to businesses which have since been divested.

     Packaged Foods volumes decreased 1% due to divestitures, but increased 2% on a comparable basis.

2. Packaged Foods sales were strong. What were some examples of consumer brands posting sales growth for the quarter?

     Armour
     Banquet
     Blue Bonnet
     Chef Boyardee
     Cook's
     Egg Beaters
     Hebrew National
     Hunt's
     Marie Callender's
     PAM
     Peter Pan
     Reddi-wip
     Slim Jim
     Snack Pack
     Swiss Miss
     Wesson

3. What were some examples of consumer brands posting sales declines for the quarter?

     ACT II
     Butterball
     Eckrich
     Healthy Choice
     Kid Cuisine
     LaChoy
     MaMa Rosa's
     Orville Redenbacher's
     Parkay

4. What were the major items affecting sales comparability for the third quarter?

     Fiscal 2004 third quarter sales of $3.6 billion were essentially equal to last year. In last year's third quarter, there were $155 million of sales from businesses since divested; those amounts were in the Packaged Foods segment. After adjusting for those sales in prior year amounts:

     o Packaged Foods sales increased 4% year-over-year, as explained in the answer to question #1, and
     o    Overall sales increased 4% year-over-year as well.

5. What were the major items affecting operating profit comparability for the third quarter?

     Fiscal 2004 third quarter total operating profit of $451 million was essentially equal to $446 million last year, as reported. Packaged Foods operating profit was $396 million, less than $416 million last year, as reported. In last year's third quarter, there were $15 million of operating profits from businesses since divested; those amounts were in the Packaged Foods segment results. In the third quarter of this year, there were $24 million of expenses relating to cost saving initiatives, most of which were in the Packaged Foods segment. After adjusting for these items:

     o    Packaged Foods operating profit increased 5%
     o    Overall operating profit increased 10%

6. What are the major items affecting the comparability of Q3 FY04 diluted EPS of $0.38 with the Q3 FY03 diluted EPS of $0.30?

     o    Third  quarter  fiscal 2004  diluted EPS of $0.38  includes  $0.03 per share of expense related to implementing operating improvement initiatives and $0.02 per share of earnings from discontinued operations.

     o Third quarter fiscal 2003 diluted EPS of $0.30 includes $0.08 of loss from discontinued operations, and $0.01 per share of expense related to divesting the fresh beef and pork business.

7.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the quarter?

     Approximately $89 million (vs. $89 million in Q3 2003).

          $88 million of depreciation (vs. $87 million in Q3 2003) $1 million of other amort. (vs. $2 million in Q3 2003)

8.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for fiscal year-to-date?

     Approximately $263 million (vs. $286 million through Q3 2003).

          $261 million of depreciation (vs. $281 million through Q3 2003) $2 million of other amort. (vs. $5 million through Q3 2003)

9. How much were Capital Expenditures from continuing operations for the quarter?

     Approximately $91 million (vs. $87 million in Q3 2003).

10. How much were Capital Expenditures from continuing operations for fiscal year-to-date?

     Approximately $247 million (vs. $259 million through Q3 2003).

11.  What was the net interest expense for the quarter?

     $62 million.

12.  What was the net interest expense fiscal year-to-date?

     $196 million.

13. What is included in the company's net debt at the end of the quarter (in millions)?

                                                  Q3FY04           Q3FY03
         Total Debt*                              $5,728           $6,202
         Less: Cash On Hand                       $  534           $   78
                                                  -------          -------
                           Total                  $5,194           $6,124

          * Total debt = short-term debt, long-term debt, subordinated debt, and subsidiary preferred securities.

14.  How is the company's balance sheet affected with the adoption of FIN46?

     o    Assets increased $267 million

     o Liabilities increased by $269 million, reflecting an increase in interest bearing debt and other noncurrent liabilities of $444 million, partially offset by a reduction of $175 million in subsidiary preferred securities.

15.  What was Corporate Expense for the quarter?

     Approximately $76 million (vs. approximately $89 million in Q3 2003).


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16.  What was Corporate Expense for the fiscal-year-to-date?

     Approximately  $247 million  (vs.  approximately  $274  million  through Q3
     2003).

17.  How much did you pay in dividends during the quarter?

     $138 million.

18.  How much did you pay in dividends fiscal year-to-date?

     $400 million.

19. What was the weighted average number of diluted shares outstanding for the quarter?

     531.9 million shares.

20.  What was the approximate effective tax rate for the quarter (rounded)?

     39%

21. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Sales
     Gross Margin = $805/$3,598 = 22.4%

     Operating Margin = Segment Operating Profit** divided by Sales Operating Margin = $451/$3,598 = 12.5%

     * Gross Profit equals Sales - Costs of Goods Sold ($3,598 - $2,793 = $805)

     **See third  quarter  segment  operating  results for a  reconciliation  of
     operating  profit  to  income  from  continuing  operations.   Income  from
     Continuing Operations divided by Sales = $314/$3,598 = 8.7%.


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22.  What was the trade  working  capital  position  at quarter  end,  excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                  Q3FY04            Q3FY03
         Accounts Receivable                      $1,239            $  932
         Inventory                                $3,027            $3,090
         Less: Accounts Payable                   $  858            $1,039
         Less: Accrued Expenses                   $1,555            $1,700
         Less: Advances on Sales                  $  239            $  176
                                                  -------           -------
                  Net Position                    $1,614            $1,107

23. What was the main reason for the year-over-year increase in accounts receivable?

     Due to our strong cash position, we did not sell as many accounts receivable to third parties this year as we did last year. That resulted in a year-over-year increase in our accounts receivable.

24. What is the estimate of the effective tax rate for the fourth quarter of fiscal 2004?

     Approximately 37%.

25.  What are projected Capital Expenditures for fiscal 2004?

     $325-$350 million.

26.  What is the expected net interest expense for fiscal 2004?

     Approximately $ 275 million.



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27.  The company  refers to cost saving and  operating  improvement  initiatives that have started and which will continue over the next several quarters. Does the company have any additional comments on that?

     o As part of efforts to improve the company's cost structure, margins, and competitive position, the company is currently implementing a series of initiatives that will better align and utilize the company's collective resources.
     o These initiatives were started in the first half of fiscal 2004, and are expected to continue for the next several quarters. These initiatives include:
          >>   Elimination of duplicative costs and overhead
          >>   Consolidation of selected plants and support functions
          >>   Streamlining  and  improving  our ability to do business with our customers,  distributors,  and brokers
          >>   Realignment of business organizations
     o Implementing these initiatives results in costs. In the current quarter, such costs were approximately $0.03 per share, and are included in the operating results for the Packaged Foods and Food Ingredients segments. For the remainder of fiscal 2004, those costs are expected to be approximately $0.04 per share; these initiatives are expected to be more than offset by cost savings in the future.
     o The company expects to incur additional costs, and to subsequently realize cost savings greater than those additional costs in future years as it gradually implements these initiatives.